Exhibit 24.1
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael D. Dale, Michael R. Kramer and Deborah K. Chapman, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the offering of shares of common stock of ATS Medical, Inc. pursuant to the ATS Medical, Inc. 2000 Stock Incentive Plan, as amended, to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 30th day of October, 2008, by the following persons:

Signature	Title

/s/ Michael D. Dale Michael D. Dale	Chief Executive Officer, President and Chairman of the Board of Directors (principal executive officer)

/s/ Michael R. Kramer Michael R. Kramer	Chief Financial Officer (principal financial and accounting officer)

/s/ Steven M. Anderson	Director
Steven M. Anderson

/s/ Robert E. Munzenrider	Director
Robert E. Munzenrider

/s/ Guy P. Nohra	Director
Guy P. Nohra

/s/ Eric W. Sivertson	Director
Eric W. Sivertson

/s/ Theodore C. Skokos	Director
Theodore C. Skokos